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                                                                    EXHIBIT 23.3


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Corixa Corporation:

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated April 28, 1995, relating to the statements of operations, stockholders' equity, and cash flows of Corixa Corporation (a development stage enterprise) for the period from September 8, 1994 (inception) through December 31, 1994 which report appears in the Prospectus of Corixa Corporation filed with the Securities and Exchange Commission on October 2, 1997 (File No. 333-32147) pursuant to Rule 424(b) of the Securities Act.


/s/ KPMG PEAT MARWICK LLP

Seattle, Washington
January 30, 1998